Exhibit 10.2

AMENDMENT NO. 5

THIS AMENDMENT NO. 5 TO SECOND LIEN SENIOR SECURED CREDIT AGREEMENT AND NOTE (this “Amendment”) is made and entered into as of March 12, 2009 by and between TRIPLE CROWN MEDIA, LLC, a Delaware limited liability company (the “Borrower”), TRIPLE CROWN MEDIA, INC., a Delaware corporation (the “Parent”), the subsidiary guarantors identified on the signature pages hereto (the “Subsidiary Guarantors” and collectively, with the Parent, the “Guarantors”), the lenders party to the Credit Agreement referred to below (the “Lenders”), and WILMINGTON TRUST FSB (“Wilmington Trust”), as Administrative Agent and Collateral Agent (the “Administrative Agent”) on behalf of itself and the Lenders.

STATEMENT OF PURPOSE

The Lenders have extended certain credit facilities to the Borrower pursuant to the Second Lien Senior Secured Credit Agreement dated as of December 30, 2005 by and among the Borrower, the Parent, the Subsidiary Guarantors, the Lenders and the Administrative Agent (as amended by Amendment No. 1 dated as of May 19, 2006, Consent and Amendment No. 2 dated as of September 14, 2006, Amendment No. 3 dated as of November 7, 2007, Amendment No. 4 dated as of February 15, 2008, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Lenders (a) waive certain Events of Default due to the failure (i) by the Parent and its Subsidiaries to comply with the Leverage Ratio set forth in Section 5.04 of the Credit Agreement for the fiscal quarters ending September 30, 2008 and December 31, 2008 (the “Covenant Default”) and (ii) by the Borrower to make a scheduled payment on December 31, 2008 (the “Payment Default”, and together with the Covenant Default, the “Existing Events of Default”), (b) extend the maturity date of the Advances, (d) amend financial covenants in the Credit Agreement and (e) amend certain other provisions contained in the Credit Agreement and the Note pursuant to the terms of this Amendment. Subject to the terms and conditions set forth herein, the Lenders party hereto are willing to agree to such modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. Acknowledgement of New Administrative Agent and Collateral Agent. By letter dated on or around November 5, 2008 (the “Resignation Letter”), Wachovia Bank, National Association (“Wachovia”) provided notice to the Lenders of its resignation as Administrative Agent and Collateral Agent pursuant to Section 7.06 of the Credit Agreement. Because no successor Administrative Agent and Collateral Agent was appointed, Wachovia’s resignation as Administrative Agent and Collateral Agent became effective as of the forty-fifth (45th) day after the date of the Resignation Letter (the “Resignation Effective Date”). Accordingly, as of the Resignation Effective Date, Wachovia was discharged from all duties and obligations under the

Loan Documents, and the Required Lenders were required to fulfill all duties of the Administrative Agent and Collateral Agent as of such time. As of March 3, 2009, Wilmington Trust has been appointed by the Required Lenders as the successor Administrative Agent and Collateral Agent. From and after such date, Wilmington Trust shall be, and shall be deemed to be, the Administrative Agent and Collateral Agent under the Credit Agreement and the other Loan Documents. The Loan Documents are hereby amended such that each and all references in the Loan Documents to “Wachovia Bank, National Association” or “Wachovia” in its capacity as Administrative Agent or Collateral Agent including, without limitation, in Sections 7.03 and 7.10 of the Credit Agreement, shall be deemed to be a reference to Wilmington Trust, in its capacity as Administrative Agent or Collateral Agent, as applicable. For the avoidance of doubt, with respect to the Intercreditor Agreement, the term “Collateral Agent” as used in this section shall mean the Second Lien Collateral Agent. All correspondence to Wilmington Trust in connection with any Loan Document, including, without limitation, pursuant to Section 9.02 of the Credit Agreement, shall be sent to:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph O’Donnell, Vice President

Telephone No. (203) 453-4130

Facsimile: (203) 453-1183

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Mark R. Somerstein, Esq.

Telephone No. (212) 841-8814

Facsimile: (646) 728-1663

3. Waiver of Events of Default. Pursuant to Section 9.01 of the Credit Agreement and subject to the terms and conditions hereof, including, without limitation, the conditions to effectiveness set forth in Section 7 of this Amendment, (a) the Administrative Agent and the Lenders hereby waive any Defaults and Events of Default arising under Sections 6.01(a) and (c) of the Credit Agreement as a result of any breach that may have occurred solely as a result of the Existing Events of Default and (b) the parties hereto hereby waive the requirement in Section 7.06 of the Credit Agreement that a successor Agent have a combined capital and surplus of at least $250,000,000.

4. Amendments to Credit Agreement. Pursuant to Section 9.01 of the Credit Agreement and effective subject to the terms and conditions hereof, including without limitation, the conditions to effectiveness set forth in Section 7 hereof, the Lenders hereby agree and are deemed to consent to the following amendments:

(a) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by adding in alphabetical order the following defined terms and the corresponding definitions thereof:

“Fifth Amendment” means that certain Fifth Amendment to this Agreement, dated as of March 12, 2009.

“Fifth Amendment Effective Date” has the meaning ascribed to such term in the Fifth Amendment.

“Warrants” means those certain Warrants issued by the Parent from time to time pursuant to the Fifth Amendment, in each case in form and substance satisfactory to the administrative agent for the First Lien Facilities and the Required Lenders hereunder, and as may be amended from time to time as permitted under the Intercreditor Agreement.

“Wilmington” means Wilmington Trust FSB.

(b) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by deleting the definitions of “Applicable Margin” and “Leverage Ratio” in their entirety.

(c) Section 1.01 (“Definitions”) of the Credit Agreement shall be amended by deleting the definitions of “Base Rate”, “Business Day”, “Change of Control”, “Fee Letter”, “Interest Payment Date”, “Permitted Acquisitions” and “Termination Date” in their entirety and substituting, in lieu thereof, the following:

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the rate of interest established by Wilmington Trust FSB from time to time as its prime rate; and (b)  1/2 of 1% per annum above the Federal Funds Rate. The Base Rate is not intended to be nor will it necessarily be the lowest rate of interest extended by Wilmington Trust FSB to its customers.

“Business Day” means a day of the year on which banks are not required to or authorized by law to close in New York, New York and, if the applicable Business Day related to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons (other than any Permitted Holders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower; or (e) any “Change of Control” (or equivalent event) set forth in the Permitted Refinancing Debt Documents shall have occurred. Notwithstanding the foregoing and subject to the Intercreditor Agreement, the issuance or exercise of the Warrants by the Lenders shall not be deemed a Change of Control.

“Fee Letter” means the fee letter dated as of March 3, 2009, among Wilmington, the Borrower and the Parent.

“Interest Payment Date” means, (A) up to the Fifth Amendment Effective Date, (i) with respect to any Base Rate Advances, each March 31, June 30, September 30 and December 31 of each year and on the date such Base Rate Advance shall be converted or paid in full, and (ii) with respect to any Eurodollar Rate Advances, the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each last day of a calendar quarter that occurs during such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full, in each case, as further set forth in Section 2.07(a)(i) and (ii) and (B) on the Fifth Amendment Effective Date and thereafter, with respect to both Base Rate Advances and Eurodollar Advances, each March 31, June 30, September 30 and December 31 of each year.

“Permitted Acquisition” has the meaning specified in Section 5.02(f)(vii) of this Agreement prior to the Fifth Amendment Effective Date. As of the Fifth Amendment Effective Date, there shall be no Permitted Acquisitions permitted.

“Termination Date” means the earlier of (a) the date of the acceleration of the Advances pursuant to Section 6.01 and (b) December 30, 2011.

(d) Section 2.06 (“Prepayments”) of the Credit Agreement is hereby amended by deleting subsection (b)(i) in its entirety and substituting, in lieu thereof, the following:

“(i) The Borrower, shall, on the 120th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to 75% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied to reduce the principal amount of the outstanding Advances of each of the Lenders on a pro rata basis based upon the outstanding Advances owing to each such Lender.”

(e) Section 2.07 (“Interest”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum provided however, that, in connection with any Interest Payment Date occurring after the Fourth Amendment Effective Date and before the Fifth Amendment Effective Date (except for the Interest Payment Date on which the Payment Default occurred), a portion of the interest owing on such Interest Payment Date shall be deferred as follows: (i) for Eurodollar Rate Advances, 2.00% of the aggregate Applicable Margin for Eurodollar Rate Advances shall be deferred or (b) for Base Rate Advances, 2.00% of the aggregate Applicable Margin for Base Rate Advances shall be deferred (in either case, a “Deferred Interest Amount”) and (ii) the aggregate principal amount of the Loans shall be deemed to be automatically increased by an amount equal to the Deferred Interest Amount owing on such Interest Payment Date: provided further, that in connection with (i) the Interest Payment Date on which the Payment Default occurred and (ii) any Interest

Payment Date occurring on or after the Fifth Amendment Effective Date, 100% of the interest owing on such Interest Payment Date shall be deferred (a “Deferred Interest Amount”) and the aggregate principal amount of the Loans shall be deemed to be automatically increased by an amount equal to all of the interest owing on such Interest Payment Date. For the avoidance of doubt and subject to the Intercreditor Agreement, in no event shall the Borrower make any cash payments hereunder until payment in full and cash collateralization in full of the First Lien Obligations and the termination of the First Lien Facilities.

(1) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, (A) until the Fifth Amendment Effective Date, a rate per annum equal at all times to the sum of (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin in effect from time to time, and (B) on the Fifth Amendment Effective Date and thereafter, a rate per annum equal at all times to 15.00% per annum, in each case, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(2) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, (A) until the Fifth Amendment Effective Date, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the Eurodollar Rate for such Interest Period for such Advance plus (ii) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each last day of a calendar quarter that occurs during such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full and (B) on the Fifth Amendment Effective Date and thereafter, a rate per annum equal at all times to 15.00% per annum, in each case, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

(c) Notice of Interest Period and Interest Rate. Prior to the Fifth Amendment Effective Date, promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above. On the Fifth Amendment Effective Date and thereafter, the Borrower shall not be permitted any further Notices of Borrowing, Notices of Conversion or notices of selection of an Interest Period.”

(f) Section 2.09(a) (“Conversion of Advances”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“(a) Optional. Prior to the Fifth Amendment Effective Date, the Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under shall be made ratably among the Lenders in accordance with their Commitments or Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower. On the Fifth Amendment Effective Date and thereafter, the Borrower shall not be permitted any further Notices of Conversion or notices of selection of an Interest Period.”

(g) Section 2.11(c) (“Payment and Computations”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“Prior to the Fifth Amendment Effective Date, all computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. On the Fifth Amendment Effective Date and thereafter, all computations of interest for Base Rate Advances and Eurodollar Advances shall be shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.”

(h) Section 2.11(d) (“Payment and Computations”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

“Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Base Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.”

(i) Section 5.02(b) (“Debt”) of the Credit Agreement is hereby amended by deleting subsection (iii)(H) in its entirety.

(j) Section 5.02(f) (“Investments in Other Persons”) of the Credit Agreement is hereby amended by deleting subsections (ii), (vii) and (viii) in their entirety and substituting, in lieu thereof, the following:

“(ii) Intentionally Omitted.”

“(vii) Intentionally Omitted.”

“(viii) Intentionally Omitted.”

(k) Section 5.02(f) (“Investments in Other Persons”) of the Credit Agreement is hereby amended by inserting the following new subsection (x):

“(x) Investments in connection with any transaction permitted under Section 5.02(s).”

(l) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting the first paragraph of such subsection in its entirety and substituting, in lieu thereof the following paragraph:

“(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding (excluding the Warrants), return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such (excluding the Warrants), make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (excluding the Warrants), or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent or to issue or sell any Equity Interests therein, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”

(m) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended inserting the following new subsection (i)(E):

“(E) Purchase, redeem, retire or otherwise acquire its Equity Interests in connection with any transaction permitted under Section 5.02(s).”

(n) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by deleting subsection (ii)(A) in its entirety and substituting, in lieu thereof, the following:

“(A) Intentionally Omitted.”

(o) Section 5.02(g) (“Restricted Payments”) of the Credit Agreement is hereby amended by adding the following sentence at the end of such provision:

“For the avoidance of doubt, the Loan Parties may purchase, redeem or otherwise acquire the Warrants pursuant to the terms and conditions of the Warrants.”

(p) Section 5.02(h) (“Amendments to Constitutive Documents, Etc.”) of the Credit Agreement is hereby amended by adding the following sentence at the end of such provision:

“Nothwithstanding the foregoing, the Parent or any other Loan Party may amend its certificate of incorporation or bylaws or other constitutive documents in connection with (x) any transaction permitted under Section 5.02(s) or (y) the issuance of the Warrants, in each case, in form and substance satisfactory to the Administrative Agent.”

(q) Section 5.02(j) (“Prepayments, Etc., of Debt”) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

“(j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (excluding the First Lien Facilities), except (i) subject to the Intercreditor Agreement, the prepayment of the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Surviving Debt (excluding the First Lien Facilities), or amend, modify or change in any manner any term or condition of any Surviving Debt (excluding the First Lien Facilities), or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower or any of its Subsidiaries that are Loan Parties.”

(r) Section 5.04 (“Leverage Ratio”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following:

“5.04 Intentionally Omitted.”

(s) Section 6.01(d) (“Events of Default”) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following:

“any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document or the Warrants on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender; or”

(t) Section 7.10 (“Intercreditor Agreement”) is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following:

“7.10 Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.07) hereby (a) acknowledges that, prior to the Fifth Amendment Effective Date, Wachovia was acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent and the Collateral Agent, as well as the administrative agent and the collateral agent under the First Lien Term Loan Facility and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Wachovia- any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.07) hereby authorizes and directs Wachovia to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Wachovia, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.”

(u) Schedules I and 4.01(c) of the Credit Agreement (“Commitments and Applicable Lending Offices”) and (“Subsidiaries”), respectively, are hereby amended by deleting the schedules in their entirety and substituting, in lieu thereof, the following new schedules attached hereto as Schedule I and 4.01(c), respectively.

5. Amendment to Note: The Note is hereby amended by adding the following legend at the end of such Note to read as follows:

“THE HOLDER HEREOF SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT THE BORROWER’S PRINCIPAL OFFICE TO OBTAIN THE INFORMATION RELATED TO THIS PROMISSORY NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE OID REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.”

6. Acknowledgement of Obligations. The Loan Parties hereby acknowledge, confirm and agree that as of March 1, 2009, the Loan Parties are indebted under the Credit Agreement for the outstanding principal amount of $30,540,207.38 with respect to the Advances.

7. Conditions to Effectiveness. Upon satisfaction of each of the following conditions, this Amendment shall be deemed to be effective as of the date above stated (the “Fifth Amendment Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received a duly executed counterpart of this Amendment from each Loan Party and each Lender.

(b) Executed Fifth Amendment to the First Lien Facilities. Prior to or contemporaneous with the execution of this Amendment, the Loan Parties and each lender party to the First Lien Facilities shall have executed a Fifth Amendment to the First Lien Facilities, in form and substance satisfactory to the Administrative Agent.

(c) Executed Amendment to the Intercreditor Agreement. Prior to or contemporaneous with the execution of this Amendment, the parties to the Intercreditor Agreement shall have executed an amendment to the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent.

(d) Resolutions. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment and the transactions contemplated hereby (including the Warrants).

(e) Legal Opinion. The Administrative Agent shall have received a favorable opinion of Dinsmore & Shohl LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(f) Legal Fees. The Loan Parties, in accordance with Schedule 2.06 attached to the Fifth Amendment to the First Lien Facilities, shall have paid (i) all reasonable outstanding fees and out of pocket charges and other expenses of the Administrative Agent, including, without limitation, all outstanding Ropes & Gray LLP legal fees and (ii) all outstanding K&L Gates LLP legal fees incurred in connection with the Amendment and the transactions contemplated hereby.

(g) Other Documents. The receipt by the Administrative Agent of any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Agreement.

8. Issuance of Warrants. No later than one hundred twenty (120) days after the Fifth Amendment Effective Date (or such longer period as the Required Lenders may permit in their sole discretion), each Lender shall have received a duly executed Warrant issued by the Parent containing the terms and conditions set forth in the Warrant Term Sheet attached hereto as Exhibit A; in any case, with such Warrants in form and substance satisfactory to the Required Lenders, the Parent and the administrative agent for the First Lien Facilities. For the avoidance of doubt, should the Parent or any Loan Party fail to issue Warrants as required or otherwise default on its obligations under this Section 8, such default shall be deemed an “Event of Default” under the Credit Agreement and the other Loan Documents.

9. Management Arrangements. No later than one hundred twenty (120) days after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent may permit in its sole discretion), the Parent shall enter into equity or management arrangements on terms substantially similar to those terms set forth in the “Management” section and “Existing Equity” section of the term sheet attached to the January 7, 2009 letter sent to the Borrower by the Lenders; in any case, in form and substance satisfactory to the Required Lenders, the Parent and the administrative agent for the First Lien Facilities.

10. “Going Dark” Transaction. No later than one hundred twenty (120) days after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent may permit in its sole discretion), the Parent shall have consummated all transactions, activities or steps necessary to result in the Parent no longer being required to, and, as of such date, the Parent shall no longer be required to, file periodic reports with the SEC under the Securities and Exchange Act of 1934, as amended; provided, however, that any and all costs, expenses, payments or other disbursements of the Loan Parties, whether to stockholders or third parties, in connection with all such transactions, activities or steps shall not exceed $140,000 in the aggregate on or after the Fifth Amendment Effective Date.

11. No Standstill Period. The Administrative Agent and the Lenders hereby acknowledge and agree that no Standstill Period (as defined in the Intercreditor Agreement) is or has commenced pursuant to the terms of the Intercreditor Agreement.

12. Limited Effect of Amendment. Except as expressly modified herein, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any other right or remedies which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Credit Agreement and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of lie import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment constitutes a “Loan Document” as defined in the Credit Agreement.

13. Event of Default; Remedies. Should the Loan Parties default on the obligations hereunder, such default shall be deemed an “Event of Default” under the Credit Agreement and the other Loan Documents, and immediately after the passage of the applicable date set forth herein, and without any rights to cure provided for in the Credit Agreement and in the Loan Documents, the Lenders shall be entitled to exercise all of their remedies under the Credit Agreement and the other Loan Documents.

14. Representations and Warranties. After giving effect to the waivers and amendments set forth herein, each Loan Party hereby certifies that (a) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the Fifth Amendment Effective Date as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date.

15. Acknowledgement by Guarantors. By their execution hereof, each of the Guarantors hereby expressly (a) consents to the modifications and amendments set forth in this

Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in each of the Loan Documents to which it is a party remain in full force and effect (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

16. Release. For and in consideration of the agreements of the Administrative Agent and the other Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the other Loan Parties hereby forever release and discharge the Administrative Agent and the Lenders, each of their respective officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which the Borrower or any Loan Party ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to the Loan Documents or the transactions relating thereto (collectively “Claim”), to the extent that any such Claim shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof.

17. Covenant Not to Sue. The Borrower and each of the Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Borrower and each Loan Party pursuant to Section 16 above. If the Borrower or any of its respective successors, assigns or other legal representatives, or any Loan Party, or its respective successors, assigns, and other legal representatives violates the foregoing covenant, each of the Borrower, for itself and its respective successors, assigns and legal representatives, and each Loan Party for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.

18. Expenses. The Loan Parties, jointly and severally, in accordance with Schedule 2.06 attached to the Fifth Amendment to the First Lien Facilities, shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, (a) the reasonable fees and disbursements of K&L Gates LLP in connection with the Credit Agreement, any amendments thereto (including, without limitation, the Fifth Amendment), the Warrants and the transactions contemplated by such agreements and (b) the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel to the Lenders, and Ropes and Gray LLP, as counsel to the Administrative Agent. In the event that the Loan Parties fail to pay such legal expenses, or any portion thereof, the outstanding legal expenses shall be paid promptly from the Escrow Proceeds (as defined in the Fifth Amendment to the First Lien Facilities) received on or around March 31, 2009. In the event the Escrow Proceeds are insufficient to pay all of such outstanding legal expenses, the Administrative Agent shall pay such outstanding legal expenses and each Lender shall pay to the

Administrative Agent its pro rata share of (i) half of all outstanding legal expenses pursuant to subsection (a) above (with the other half of such outstanding legal expenses to be paid by the first lien administrative agent and the first lien lenders party to the First Lien Facilities) and (ii) all of the outstanding legal expenses pursuant to subsection (b) above.

19. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of such state.

(b) Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. In the event there is a conflict or inconsistency between this Amendment and the Credit Agreement, the terms of this Amendment shall control.

(c) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their beneficiaries, successors and assigns.

(d) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.

(f) Facsimile Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

TRIPLE CROWN MEDIA, LLC, as Borrower

By:
Name:
Title:

TRIPLE CROWN MEDIA, INC., as Parent and a Guarantor

By:
Name:
Title:

BR ACQUISITION CORP., as a Guarantor

By:
Name:
Title:

BR HOLDING, INC., as a Guarantor

By:
Name:
Title:

DATASOUTH COMPUTER CORPORATION, as a Guarantor

By:
Name:
Title:

GRAY PUBLISHING, LLC, as a Guarantor

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

CAPITAL SPORTS PROPERTIES, INC. as a Guarantor

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

WILMINGTON TRUST FSB, as Administrative Agent and Collateral Agent on behalf of itself and the Lenders

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

CONSENTED AND AGREED BY:

WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the lenders party to the First Lien Facilities

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

LENDERS:

, as a Lender
(Please print or type legal name)

By:
Name:
Title:

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Exhibit A

Warrant Term Sheet

(see attached)

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Schedule I

Commitments and Applicable Lending Offices

Lender	Term Commitment (as of 3/01/09)
Global Leveraged Capital Credit Opportunity Fund I	$2,460,183.41
GoldenTree 2004 Trust	$9,462,374.25
GoldenTree Capital Solutions Fund Financing	$4,316,349.32
GoldenTree Capital Solutions Offshore Fund Financing	$5,863,719.82
GoldenTree Capital Opportunities, LP	$2,545,017.29
GoldenTree Multistrategy Financing, Ltd.	$3,262,712.15
Greyrock CDO, Ltd.	$424,169.55
Landmark III CDO Limited	$509,003.46
Landmark IV CDO Limited	$424,169.54
Landmark V CDO Limited	$424,169.53
Landmark VI CDO Limited	$424,169.53
Landmark VII CDO Limited	$424,169.53
TOTAL	$30,540,207.38

[Amendment No. 5 to Credit Agreement – Triple Crown Media]

Schedule 4.01(c)

Subsidiaries

[Amendment No. 5 to Credit Agreement – Triple Crown Media]